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                                                  HOMELAND BANKSHARES CORPORATION                                        EXHIBIT 11

                                          STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
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                                                                                               THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                               ------------------

                                                                                              1996             1995
                                                                                              ----             ----

NET INCOME:                                                                               $  3,645,472    $  3,076,001
                                                                                          ============    ============


PRIMARY EARNINGS PER SHARE:

      Weighted average shares outstanding                                                    5,739,811       5,738,713

      Net effect of the assumed exercise of stock
         options based on the treasury stock
         method using average market price                                                      12,838             ---
                                                                                          ------------    ------------
                                                                                          $  5,752,649    $  5,738,713
                                                                                          ============    ============

      Primary earnings per share                                                          $        .63    $        .54
                                                                                          ============    ============




FULLY DILUTED EARNINGS PER SHARE:

      Weighted average shares outstanding                                                 $  5,739,811    $  5,738,713

      Net effect of the assumed exercise of stock
         options based on the treasury stock
         method using average market price or
         market price at the end of the period,
         whichever is higher                                                                    14,172           1,595
                                                                                          ------------    ------------
                                                                                          $  5,753,983    $  5,740,308
                                                                                          ============    ============

      Fully diluted earnings per share                                                    $        .63    $        .54
                                                                                          ============    ============
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